                                                                       Exhibit 11
                   RALSTON PURINA COMPANY AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                    (in millions, except per share data)
                                                                9 Months
                                                                  Ended
                                                                 June 30,
                                                                  1993
                                                               ----------
EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
   cumulative effect of accounting changes                     $   277.2
 Dividend on Series A ESOP convertible
   preferred stock, net of tax                                     (15.7)
                                                               ---------
                                                               $   261.5
 Extraordinary item                                                 (6.8)
 Cumulative effect of accounting changes                          (206.9)
                                                               ---------
   Net earnings                                                $    47.8
                                                               =========
  Weighted average shares - primary
  earnings per share calculation                                   103.6
                                                               =========
 Earnings per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes                     $    2.52
  Extraordinary item                                               (0.06)
  Cumulative effect of accounting changes                          (2.00)
                                                               ---------

   Net earnings                                                $    0.46
                                                               =========

EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes                      $   277.2
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                                   (6.3)
 Extraordinary item                                                 (6.8)
 Cumulative effect of accounting changes                          (206.9)
                                                               ---------

    Net earnings for fully diluted earnings
     per share calculation                                     $    57.2
                                                               =========



  Wtd. average number of common shares outstanding                 103.6
  Convertible preferred stock                                       10.8
  Dilutive effect of stock options                                   0.3
  Shares issuable on conversion of debentures
  Dilutive effect of deferred compensation awards                    0.1
                                                               ---------

  Weighted average shares - fully diluted
   earnings per share calculation                                  114.8
                                                               =========

 Earnings per share assuming full dilution:
  Earnings before extraordinary item and
   cumulative effect of accounting changes                     $    2.36
  Extraordinary item                                               (0.06)
  Cumulative effect of accounting changes                          (1.80)
                                                               ---------

   Net earnings                                                $    0.50
                                                               =========

                                                                                Exhibit 11
                                     RALSTON PURINA GROUP
                              COMPUTATION OF EARNINGS PER SHARE
                             (in millions, except per share data)
                                                                                            Pro
                                                                                           Forma
                                                                  9 Months                9 Months
                                                                    Ended                   Ended
                                                                  June 30,                June 30,
                                                                    1994                    1993
                                                                  --------                --------
EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes                    $     257.6               $   225.1
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                                      (14.0)                  (14.3)
                                                             ------------              ----------

                                                             $     243.6               $   210.8
 Extraordinary item                                                 (7.9)                   (5.7)
 Cumulative effect of accounting changes                                                  (120.3)
                                                             ------------              ----------

   Net earnings                                              $     235.7               $    84.8
                                                             ============              ==========

  Weighted average shares - primary
   earnings per share calculation                                  100.7                   103.6
                                                             ============              ==========

 Earnings per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes                   $      2.42               $    2.03
  Extraordinary Item                                               (0.08)                  (0.05)
  Cumulative effect of accounting changes                                                  (1.16)
                                                             ------------              ----------

   Net Earnings                                              $      2.34               $    0.82
                                                             ============              ==========

EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes                    $     257.6               $   225.1
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                                   (3.2)                   (5.5)
 Extraordinary item                                                 (7.9)                   (5.7)
 Cumulative effect of accounting changes                                                  (120.3)
                                                             ------------              ----------

    Net earnings for fully diluted earnings
     per share calculation                                   $     246.5               $    93.6
                                                             ============              ==========




  Wtd. average number of shares outstanding                        100.7                   103.6
  Convertible preferred stock                                       10.8                    10.1
  Dilutive effect of stock options                                   0.1                     0.1
  Shares issuable on conversion of debentures                        0.1
  Dilutive effect of deferred compensation awards                    0.1                     0.1
                                                             ------------              ----------

  Weighted average shares - fully diluted
   earnings per share calculation                                  111.8                   113.9
                                                             ============              ==========

Earnings per share assuming full dilution:
 Earnings before extraordinary item and
  cumulative effective of accounting changes                 $      2.28               $    1.93
 Extraordinary item                                                (0.07)                  (0.05)
 Cumulative effect of accounting changes                                                   (1.06)
                                                             ------------              ----------

   Net earnings                                              $      2.21               $    0.82
                                                             ============              ==========


                                                                                       Exhibit 11
                               CONTINENTAL BAKING GROUP
                          COMPUTATION OF EARNINGS PER SHARE
                         (in millions, except per shar data)

                                                                                        Pro Forma
                                                                 39 Weeks                39 Weeks
                                                                  Ended                   Ended
                                                                 June 25,                June 26,
                                                                   1994                    1993
                                                                   ----                    ----
EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings (loss) before extraordinary item and
  cumulative effect of accounting changes                      $   (14.6)              $    21.9
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                                       (1.4)                   (1.4)
                                                               ---------               ---------
                                                               $   (16.0)              $    20.5
 Extraordinary item                                                 (1.6)                   (1.1)
 Cumulative effect of accounting changes                                                   (86.6)
                                                               ---------               ---------
   Net loss                                                    $   (17.6)              $   (67.2)
                                                               =========               =========

  Wtd. average number of shares outstanding                         20.5                    20.7
  Shares issuable with respect to RPG Group's
   retained interest in the CBG Group                               16.8                    17.0
                                                               ---------               ---------
  Weighted average shares - primary
   earnings per share calculation                                   37.3                    37.7
                                                               =========               =========
 Earnings per common share outstanding:
  Earnings (loss) before extraordinary item and
   cumulative effect of accounting changes                     $   (0.43)              $    0.54
  Extraordinary item                                               (0.04)                  (0.03)
  Cumulative effect of accounting changes                                                  (2.30)
                                                               ---------               ---------
   Net loss                                                    $   (0.47)              $   (1.79)
                                                               =========               =========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings (loss) before extraordinary item and
  cumulative effect of accounting changes                      $   (14.6)              $    21.9
 Adjustments to earnings (loss) to reflect assumed
  ESOP preferred stock conversion                                   (2.4)                   (2.5)
 Extraordinary item                                                 (1.6)                   (1.1)
 Cumulative effect of accounting changes                                                   (86.6)
                                                               ---------               ---------
    Net loss for fully diluted
     earnings per share calculation                            $   (18.6)              $   (68.3)
                                                               =========               =========





  Wtd. average number of common shares outstanding                  20.5                    20.7
  Shares issuable with respect to RPG Group's
   retained interest in the CBG Group                               16.8                    17.0
  Convertible preferred stock                                        4.8                     4.8
  Dilutive effect of stock options
  Dilutive effect of deferred compensation awards
                                                               ---------               ---------
  Weighted average shares - fully diluted
   earnings per share calculation                                   42.1                    42.5
                                                               =========               =========
 Earnings per share assuming full dilution:
  Earnings (loss) before extraordinary item and
   cumulative effect of accounting changes                     $   (0.40)              $    0.46
  Extraordinary item                                               (0.04)                  (0.03)
  Cumulative effect of accounting changes                                                  (2.04)
                                                               ---------               ---------
   Net loss                                                    $   (0.44)*             $   (1.61)
                                                               =========               =========

* Due to anti-dilution as computed above for the 39 weeks ended June 25, 1994, fully diluted earnings per share as reported on the statement of earnings is revised to exclude anti-dilutive securities from the computation.